 Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
PROFIRE ENERGY, INC.
at $2.55 Net Per Share
Pursuant to the Offer to Purchase, dated December 3, 2024 by
COMBUSTION MERGER SUB, INC., a wholly owned subsidiary of
CECO ENVIRONMENTAL CORP.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 31, 2024,
UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates for Shares (as defined below), are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach Colonial Stock Transfer, Inc. (the “Depositary and Paying Agent”) prior to the Offer Expiration Time (as defined in the Offer to Purchase). This form must be delivered to the Depositary and Paying Agent at one of its addresses set forth below prior to the Offer Expiration Time. See Section 3 of the Offer to Purchase.
The Depositary and Paying Agent for the Offer is:
Colonial Stock Transfer Company, Inc.
By Mail: Colonial Stock Transfer, Inc. 7840 South 700 East Sandy, UT 84070	By Facsimile Transmission: For Eligible Institutions Only: (801) 355-6505	By Overnight Courier: Colonial Stock Transfer, Inc. 7840 South 700 East Sandy, UT 84070
For Confirmation Only Telephone: (801) 355-5740
Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Combustion Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of CECO Environmental Corp., a Delaware corporation (“Parent”), at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase dated December 3, 2024 (the “Offer to Purchase”), and the related letter of transmittal that accompanies the Offer to Purchase (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), of Profire Energy, Inc., a Nevada corporation, set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. The undersigned further acknowledges that Purchaser may assign any of its rights hereunder to any other subsidiary of Parent.
Number of Shares to be tendered:                   Shares.
Certificate Numbers (if available):

If Shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:
Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

SIGN HERE
Signature(s):

Name(s) of Record
Holder(s):

(Please Type or Print)
Address(es):

Zip Code:

Area Code and Telephone Number(s):

Dated:                         ,
THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE
(Not To Be Used For Signature Guarantee)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary and Paying Agent either the certificates representing the shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within one Nasdaq Capital Market trading day after the date hereof.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal and certificates for shares to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.
Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)
Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:                  ,
Note: Do not send certificates for Shares with this Notice.
Certificates for Shares should be sent with your Letter of Transmittal.